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                                                                    Exhibit 99.2


                                     (LOGO)


COMPANY CONTACT                                   INVESTOR RELATIONS
John L. Higgins                                   Bruce Voss or Ina McGuinness
Chief Financial Officer                           Lippert/Heilshorn & Associates
(650) 843-2800                                    (310) 691-7100
jhiggins@connetics.com                            bvoss@lhai.com


                 CONNETICS TO ACQUIRE U.S. SORIATANE (ACITRETIN)
                            PRODUCT RIGHTS FROM ROCHE

       ORAL PSORIASIS PRODUCT POSTED 2003 U.S. NET REVENUES OF $41 MILLION

           CONFERENCE CALL TO BE HELD AT 8:15 A.M. EASTERN TIME TODAY


PALO ALTO, CALIF. (February 9, 2004) - Connetics Corporation (Nasdaq NM: CNCT) announced today that it will acquire exclusive U.S. rights to Roche's Soriatane(R)-brand (acitretin), an approved oral therapy for the treatment of severe psoriasis in adults. The U.S. net sales of Soriatane were approximately $41 million in 2003.

Under the terms of the agreement, Connetics will pay Roche a total of $123 million to acquire the Soriatane product, payable in cash at the closing. The purchase will be financed with existing cash resources and a $30 million bank note provided by Goldman, Sachs & Co., to the extent necessary. This transaction with Roche is expected to close by the end of the first quarter of 2004 and is subject to standard terms and closing conditions, including approval under the Hart-Scott-Rodino Act.

"This is a transforming event for Connetics, significantly expanding our presence in dermatology and immediately impacting our financial performance," said Thomas G. Wiggans, President and Chief Executive Officer of Connetics. "Soriatane has a strong brand name, has been used by more than one million patients worldwide, and is trusted by dermatologists to be an effective treatment for severe psoriasis. The acquisition of Soriatane significantly reinforces our commitment to dermatology. Our 85-person sales and marketing team is equipped to provide extensive support for Soriatane to ensure that this therapy is available for appropriate patients. This is a very exciting event for Connetics, as it will contribute significantly to our revenue and earnings at a time when we continue to enjoy gains with our core brands, as well as a full pipeline of late-stage development products."

"Soriatane, an oral treatment approved by the FDA in 1997 with proven benefit in five types of psoriasis, is a welcome addition to the Connetics product line. It offers physicians and patients a treatment that is convenient, effective and suitable for long-term maintenance as well as initial therapy," said Lincoln Krochmal M.D., Executive Vice President, Research and Product Development at Connetics. "As it is available in 10 mg and 25 mg sizes, Soriatane offers important
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flexibility in dosing to maintain benefit for those appropriate patients requiring chronic administration."

ABOUT SORIATANE

Soriatane is a convenient, once-daily oral medication supplied as 10 mg and 25 mg capsules that is indicated for severe psoriasis in adults, including plaque, erythrodermic, pustular, guttate and palmar-plantar. Clinical efficacy studies showed that 76% of patients taking Soriatane showed statistically significant improvement in as little as 8 weeks. At six months, 40% of patients experienced complete or almost complete clearing of their psoriasis; at 12 months, patients continued to experience statistically significant improvement in symptoms. Since Soriatane is neither immunosuppressive nor cytotoxic, it can be used without the risk of reducing a patient's resistance to common infections.

In women of childbearing potential, Soriatane should be reserved for patients who have not responded to other therapies or whose clinical condition makes other treatments inappropriate, because the drug may cause serious birth defects. Women who are pregnant or might become pregnant within three years after stopping therapy should not take Soriatane. However, more than 75% of current psoriasis patients are either male, or are women not of childbearing potential.

Aside from birth defects, less frequent but potentially serious adverse events that have been reported include liver toxicity, pancreatitis and increased intracranial pressure, as well as bone spurs, alteration in lipid levels, possible cardiovascular effects and eye problems. For more information about Soriatane visit www.soriatane.com.

ABOUT PSORIASIS

Psoriasis affects approximately 7 million people in the United States. It is an immune-mediated, genetic disease manifesting in the skin and/or the joints and impacts a person's psychological well-being and social functioning, as well as his or her physical functioning. Approximately 1.5 million sufferers are categorized as moderate to severe patients. Psoriasis can be limited to a few spots or involve extensive areas of the body, appearing most commonly on the scalp, knees, elbows and trunk. Although it is highly visible, psoriasis is not a contagious disease. While there are a number of medications that may help control the symptoms of psoriasis, there is currently no cure. For more information on psoriasis, visit the National Psoriasis Foundation's Web site at www.psoriasis.org.

CONFERENCE CALL

Connetics will host a conference call to discuss this acquisition today beginning at 8:15 a.m. Eastern Time (5:15 a.m. Pacific Time). To participate in the live call by telephone, domestic callers should dial (888) 328-2575, and international callers should dial (706) 643-0459. Those interested in listening to the conference call live via the Internet may do so by visiting the investor relations section of the Company's Web site at www.connetics.com.

A telephone replay will be available for 48 hours beginning February 9, 2004, at 11:15 a.m. Eastern Time (8:15 a.m. Pacific Time). To access the replay from the U.S., please call (800) 642-1687. To access the replay from outside of the U.S., please call (706) 645-9291. Enter the Conference ID#5419078. The call will also be available for replay for 30 days on the Connetics Web site at www.connetics.com.

ABOUT CONNETICS

Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. The Company's marketed products are OLUX(R) (clobetasol propionate) Foam, 0.05% and Luxiq(R) (betamethasone
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valerate) Foam, 0.12%. Connetics is also developing Extina(TM), a foam formulation of the antifungal drug ketoconazole, Actiza(TM), a foam formulation of clindamycin for treating acne, and Velac(R) Gel, a combination of clindamycin and tretinoin for treating acne. Connetics has branded its innovative foam drug delivery vehicle VersaFoam(TM). These formulations aim to improve the management of dermatological diseases and provide significant product differentiation. For more information about Connetics and its products, please visit www.connetics.com, or send an e-mail to ir@connetics.com.

This news release includes forward-looking statements, and predictions, including statements about the revenue and earnings potential for the Soriatane product in 2004 and the market opportunity for Soriatane. These statements represent the Company's judgment as of the date of this news release and are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed in such forward-looking statements. In particular, Connetics faces risks and uncertainties that Soriatane may not produce the projected revenues and earnings, that the acquisition may not be consummated for regulatory or other reason, or that competition may enter the market. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics' Annual Report on Form 10-K/A 2 filed on December 2, 2003, and the Form 10-Q for the quarter ended September 30, 2003.

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